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                                  EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Charter Municipal Mortgage Acceptance Company (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Richard Szymanski and Clifton Douglas, President/CEO/Director and CFO/Treasurer/Director respectively, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                              /s/  Richard  Szymanski

                              Richard  Szymanski,  President,  CEO  and Director

                              November  14,  2002

                              /s/  Clifton  Douglas
                              Clifton  Douglas,  CFO,  Treasurer  and  Director




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